EXHIBIT 10.33

[SCANNED COPY]

PROMISSORY NOTE
Dated:

1.	Principal.

FOR VALUE RECEIVED, the undersigned, Li-ion Motors, Corp., whose address is 4894 Lone Mountain Road#168,LasVegas,NV 89130aNevadacorporation("Borrower"),promises to pay to Frontline Asset Management Inc." a Nevada corporation (“Lenderl”), whose address is, 4933 West Craig Road #126, Las Vegas. NY 89130, the principal sum of Two Million Dollars ($2,000,000.00), with annual interest thereon calculated in accordance with the terms and provisions provided below. All sums owing under this note are payable in lawful money of the United States of America.

2. Interest.

Interest accrued on this note shall be payable at a fixed annual rate of Twelve Percent (12%), until such time as this note is paid in full.

All amounts required to be paid under Lender's note shall be payable at Lender's office located at 4894 Lone Mountain Road #168, Las Vegas. NV 89130, or at another place as Lender, from time to time, may designate in writing.

Interest calculations shall be based on a 360-day year and charged on the basis of actual days elapsed.

If any required payment is not paid on or before the last business day of the month in which it becomes due, Borrower shall pay, at Lender's option, a late or collection charge not exceeding 5% of the amount of the unpaid amount Further, the amount of each payment that is not paid on or before the last business day of the month in which it became due shall bear interest from the last business day until paid at the rate or rates charged from time to time 011the principal owing under this rate.

3. Monthly Installments.

Monthly Installments of Interest With Balloon Payment. Successive installments of interest only, each in the amount of$20,000.00, shall be paid on the first day of each month commencing on April 1, 2010, and continuing thereafter until March 1, 2011, at which time the entire unpaid balance, together with accrued interest, shall be due and payable in full.

4. Maturity Date.
The entire principal balance of this note, together with all accrued and unpaid interest, shall be due and payable on March 1, 2011 ("maturity date"), unless otherwise prepaid in accordance with the terms of this note.

5. Security.

(a) This note is secured by, among other things, a Deed of Trust and security agreement ("Deed of Trust") bearing the date of this note, executed and delivered by Borrower, as mortgagor, to Lender, as Mortgagee, encumbering property in Iredell County, North Carolina as more fully described in the Deed of Trust.

(b) This note is further secured by additional collateral documentation, including assignments and guarantees ("security documents"), which were executed and delivered to Lender on the date of this note.

(c) All of the agreements, conditions, covenants, provisions, and stipulations contained in the Deed of Trust and security documents that are to be kept and performed by Borrower and any guarantors of the note, are made hereby a part of this note to the same extent and with the same force and effect as if they were set forth fully herein, and Borrower covenants and agrees to keep and perform them 01' cause them to be kept and performed strictly in accordance with their terms.

6. Prepayment.

Borrower may prepay the whole or any portion of this note all any date, upon five days' notice to Lender. Any payments of the principal sum received by Lender under the terms of tins note shall be applied in the following order of priority: (a) first, to any accrued interest due and unpaid as of the date of payment; (b) second, to the outstanding principal sum; and (c) the balance, if any, to any accrued, but not yet due and payable, interest.

7. Late Charge.

If any required payment, including the final payment due on the maturity date, is not paid within 15 days from and including the date upon which it was due (whether by acceleration or otherwise), then, in each such event, all past due amounts shall be subject to a late penalty of five cents on every dollar owed (the “late penalty”). This late penalty shall be in addition to any other interest due as provided for in Paragraph 2 and in addition to all other rights and remedies provided herein or by law for the benefit ofthe holder on a default. The acceptance of any payment by the holder of the note shall not act to restrict the holder at all in exercising any other rights under the note or the law, to waive or release Borrower from any obligations contained herein, or to extend the time for payments due under this note.

8. Default and Remedies.
If Borrower fails to pay interest on the date on which it falls due or to perform any of the agreements, conditions, covenants, provisions, or stipulations contained in this note, in the Deed of Trust, or in the security documents, then Lender, at its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal with interest from the date of default at the rate of 12% per year (or the highest rate permitted by law if this rate is less than 12% per year) and all other sums due by Borrower hereunder or under the Deed of Trust, anything herein or in the Deed of Trust to the contrary notwithstanding. Payment of this sum may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Lender in this note, in the Deed of Trust, or in the security documents. In that case, Lender also may recover all costs in connection with suit, a reasonable attorney's fee for collection, and interest all any judgment obtained by Lender at the rate of 12% per year.

The remedies of Lender and the warrants provided in this note, the Deed of Trust, or the security documents shall be cumulative and concurrent, and they may be pursued singly, successively, or together at the sole discretion of Lender. They may be exercised as often as occasion shall occur, and failing to exercise one shall in no event be construed as a waiver or release of it.

9. Attorneys' Fees and Costs.

If Lender engages any attorney to enforce or construe any provision of this note or the Deed of Trust, or as a consequence of any default whether or not any legal action is filed, Borrower immediately shall pay on demand all reasonable attorneys' fees and other Lender's costs, together with interest from the date of demand until paid at the highest rate of interest then applicable to the unpaid principal, as if the unpaid attorneys' fees and costs had been added to the principal.

10. Waivers.

(a) Borrower hereby waives and releases all benefit that might accrue to Borrower by virtue of any present or future laws of exemption with regard to real or personal property or any part of the proceeds arising from any sale of that property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. Borrower agrees that any real estate that may be levied on under a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold on any writ in whole or in part in any order desired by Lender.

(b) Borrower and all endorsers, sureties, and guarantors jointly and severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest, notice of protest of this note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this note. They agree that each shall have unconditional liability without regard to the liability of any other party and that they shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender.

Borrower and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this note, and to the release of any collateral or any part thereof, with or without substitution, and they agree that additional borrowers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder,

(c) Lender shall not be considered by any act of omission or commission to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

11. Notices.

All notices required under or in connection with this note shall be delivered 01' sent by certified 01' registered mail, return receipt requested, postage prepaid, to the addresses set forth in Paragraph1 hereof, or to another address that any party may designate from time to time by notice to the others in the manner set forth herein. All notices shall be considered to have been given or made either at the time of delivery thereof to an officer or employee or on the third business day following the time of mailing in the aforesaid manner.

12. Costs and Expenses.
Borrower shall pay the cost of any revenue tax or other stamps now or hereafter required by law at any time to be affixed to this note.

13. No Partnership or Joint Venture.

Nothing contained in this note or elsewhere shall be construed as creating a partnership or joint venture between Lender and Borrower or between Lender and any other person or as causing the holder of the note to be responsible in any way for the debts or obligations of Borrower or any other person.

14. Interest Rate Limitation.

Notwithstanding anything contained herein to the contrary, the holder hereof shall never be entitledtocollectorapplyasinterestonthisobligationanyamountinexcess of the maximum rate of interest permitted to be charged by applicable law. If the holder of this note ever collects or applies as interest any such excess, the excess amount shall be applied to reduce the principal debt; and if the principal debt is paid in full, any remaining excess shall be paid forthwith to Borrower. In determining whether the interest paid or payable in any specific case exceeds the highest lawful rate, the holder and Borrower shall to the maximum extent permitted under applicable law (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects of these; and (c) spread the total amount of interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout the term. Nothing in this paragraph shall be considered to increase the total dollar amount of interest payable under this note.

16.            Number and Gender.

In this note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

17.            Headings.

Headings at the beginning of each numbered paragraph of this note are intended solely for convenience of reference and are not to be construed as being a part of the note.

Time of Essence. Time is of the essence with respect to every provision of this note.

Governing Law. This note shall be construed and enforced in accordance with the laws of the State of North Carolina, except to the extent that federal laws preempt the laws of the state of North Carolina.

IN WITNESS WHEREOF, Borrower has executed this promissory note on the date set forth above.
LI-ION MOTORS CORP.

/s/ Stacey Fling
By:

Signed in the presence of: